Exhibit 3.19

New Brunswick
Nouveau Brunswick

CANADA
PROVINCE DU NOUVEAU-BRUNSWICK
LOI SUR LES CORPORATIONS COMMERCIALES
CERTIFICAT DE FUSION
(ARTICLE 124)

SKILLSOFT CANADA, LTD.

Name of Corporation / Raison sociale de la corporation

610690

Corporation Number / Numéro de la corporation

JE CERTIFIE que la corporation mentionnée ci-dessus provient de la fusion des corporations suivantes, en vertu de la Loi sur les corporations commerciales, de la façon indiquée dans les statuts de fusion ci-joints.

Director
Directeur [signature]

Date of Amalgamation February 1, 2004
Date de fusion

New Nouveau Brunswick

CANADA

PROVINCE OF NEW BRUNSWICK

BUSINESS CORPORATIONS ACT

CERTIFICATE OF AMALGAMATION

(SECTION 124)

SKILLSOFT CANADA, LTD.

Name of Corporation

610690

Corporation Number

I HEREBY CERTIFY that the above-mentioned corporation resulted from the amalgamation of the following corporations under the Business Corporations Act, as set out in the attached Articles of Amalgamation.

Director

Date of Amalgamation February 1, 2004

BUSINESS CORPORATIONS ACT

FORM 6

ARTICLES OF AMALGAMATION

(SECTION 124)

1	-	Name of Corporation:

SKILLSOFT CANADA, LTD.
2	-	The classes and any maximum number of shares that the corporation is authorized to issue and any maximum aggregate amount for which shares may be issued including shares without par value and/or with par value and the amount of the par value:

The annexed Schedule “A” is incorporated in this form
3	-	Restrictions, if any, on share transfers:

The annexed Schedule “B” is incorporated in this form
4	-	Number (or minimum and maximum number) of directors:

Minimum of 1, Maximum of 3
5	-	Restrictions, if any, on business the corporation may carry on:

None
6	-	Other provisions, if any:

The annexed Schedule “C” is incorporated in this form

7	(a) ☑	-

The amalgamation has been approved by special resolutions of shareholders of each of the amalgamating corporations listed in Item 9 below in accordance with Section 122 of the Business Corporations Act.

	(b) ☐	-	The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in Item 9 below in accordance with Section 123 of the Business Corporations Act. These Articles of Amalgamation are the same as the Articles of Incorporation of (name the designated amalgamating corporation):

8	-	Name of the amalgamating corporation the by-laws of which are to be the by-laws of the amalgamated corporation:

SmartForce Canada Ltd.

9	-	Name of Amalgamating Corporations	Corporation No.	Signatures	Date	Description of ILLEGIBLE Function
		SmartForce Mentoring Group Ltd.	510334		Jan ILLEGIBLE 2004	Director
		SmartForce Canada Ltd.	607922		Jan ILLEGIBLE 2004	Director

FOR DEPARTMENT USE ONLY
Corporation No.	Filed
610690	FILED FEB 01 2004

SCHEDULE “A”

This is Schedule “A” referred to in the foregoing articles of amalgamation of SKILLSOFT CANADA, LTD.

1.	Share Capital

The classes and any maximum number of shares that the Corporation is authorized to issue are:

(a)	1,000 non-voting, non-cumulative, redeemable preferred shares without nominal or par value (the “Class X Shares”); and

(b)	an unlimited number of common shares without nominal or par value (the “Common Shares”).

The rights, privileges, restrictions and conditions attaching to the Class X Shares (hereinafter sometimes referred to as the “Preferred Shares”) and the Common Shares are set out

2.	Dividends

2.1 The holders of the Preferred Shares shall be entitled to receive dividends as and when declared by the board of directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends at such time or times and in such amount or amounts as the directors may from time to time determine.

2.2 The holders of the Common Shares stall be entitled to receive dividends as and when declared by the board of directors of the Corporation out of moneys of the Corporation properly applicable to the payment of dividends at such time or times and in such amount or amounts as the directors may from time to time determine.

2.3 The directors of the Corporation may declare any dividend or dividends on one class of shares of the Corporation without a dividend or dividends having been declared or paid or set aside for payment on any other class of shares of the Corporation and without conferring on the holders of any class of shares a right to future dividends.

3.	Liquidation

3.1 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation to the shareholders for the purpose of winding-up its affairs, each holder of Preferred Shares shall be entitled to receive from the assets and property of the Corporation for each Preferred Share held by him, the Redemption Amount thereof together with all declared and unpaid dividends thereon before any amount shall be paid or any assets or property of the Corporation distributed to the holders of any Common States or shares of any other class ranking junior to the Preferred Shares.

3.2 After payment to the holders of the Preferred Shares of the amounts so payable to them as above- ILLEGIBLE shall not be entitled to share in any further distribution of the assets or property of the ILLEGIBLE, and the holders of the Common Shares shall be entitled to receive, pro rata to the number of Common Share held, all remaining property and assets of the Corporation.

4.	ILLEGIBLE by the Corporation

4.1 Subject to the provisions of subsections 31(2) and 33(2) of the Business Corporations Act the Corporation may at any time or from time to time purchase (if obtainable) all or any part of the outstanding Preferred Shares.

4.2 Subject to clause 2.3 above, and the provisions of subsection 31(2) of the Business Corporations Act, the Corporation may at anytime or from time to time purchase (if obtainable) all or any part of the outstanding Common Shares.

5.	Redemption of Preferred Shares by the Corporation

5.1 Subject to the provisions of subsection 33(2) of the Business Corporations Act, the Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Preferred Shares on payment for each share to be redeemed of the Redemption Amount thereof together with all declared but unpaid fixed non-cumulative dividends thereon.

5.2 (a) The Redemption Amount of each Class X Share shall be an amount equal to fair market value (immediately prior to the issuance of these articles of amalgamation) of all the issued and outstanding Class X shares of SmartForce Mentoring Group Ltd. (one of the predecessor corporations) in exchange for which the Class X Shares were issued on amalgamation divided by 1,000, such fair market value to be equal to the redemption amount of the Class X. shares of SmartForce Mentoring Group Ltd. as determined by the board of directors of the SmartForce Mentoring Group Ltd. or the Board of Directors of the Corporation, multiplied by the number of all the issued and outstanding Class X shares of SmartForce Mentoring Group Ltd.

(b) In the event Canada Customs and Revenue Agency at any time disputes, that the fair market value determined by the directors as aforesaid is the fair market value of the Class X shares of SmartForce Mentoring Group Ltd, in exchange for which the Class X Shares were issued on amalgamation, the board of directors of the Corporation may reconsider their determination of fair market value and adjust the fair market value figure within the 90 day period commencing after final determination of the fair market value of the Class X shares of SmartForce Mentoring Group Ltd. by agreement with Canada Customs and Revenue Agency or by judicial determination at a level not subject to further appeal or by the expiry or waiver of the right to contest the determination by Canada Customs and Revenue Agency of the fair market value of the Class X shares of SmartForce Mentoring Group Ltd.

(c) Any adjustment, pursuant to paragraph (b) above, to the figure for fair market value of the Class X shares of SmartForce Mentoring Group Ltd. in exchange for which the Class X Shares were issued on amalgamation shall apply ILLEGIBLE pro tune and the Corporation and the holders of the Class X Shares shall make appropriate adjustments with one another to the Redemption Amount and with respect to any transactions relating to the Class X Shares that have taken place and have been affected by the said adjustment to the fair market value figure.

5.4 (a) In the case of the redemption of Preferred Shares under the provisions of clause 5.1 hereof, the Corporation shall, at least 30 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Preferred Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Preferred Shares. Such notice shall be mailed by letter, postage-prepaid, addressed to each shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the Preferred Shares held by the person to whom it is addressed arc to be redeemed, the number thereof so to be redeemed.

(b) The holder of Preferred Shares to be redeemed may, by instrument in writing signed by him, whether before or after the date specified for redemption, waive notice of redemption.

(c) On or after the date specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed, the redemption price thereof on presentation and surrender at the registered office of the Corporation or any other place designate in such notice of the certificates representing the Preferred Shares called for redemption. If a part only of the shares represented by any certificate to be redeemed at any time in a fiscal year of the Corporation, a new certificate for the balance shall be issued on or before the end of the said fiscal year, at the expense of the Corporation.

(d) From and after the date specified for redemption in any such notice, the holders at the Preferred Shares called for redemption shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in. which case, the rights of the shareholders shall remain unaffected.

(e) The Corporation shall have the right at anytime after the mailing of notice of its-intention to redeem any Preferred Shares as aforesaid, or after waiver of such notice, to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such Preferred

Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preferred Shares, in respect whereof such deposit has been made, shall be redeemed and the rights of the holders thereof, after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

6.	Redemption at the Option of the Holder

6.1 Subject to the provisions of subsection 33(2) of the Business Corporations Act each holder of Preferred Shares may, at his option and in the manner hereinafter provided, require that the Corporation redeem at any time all or any part of the said Preferred Shares held by such holder and that the Corporation pay. for each share to be redeemed, the Redemption Amount thereof together with all declared but unpaid fixed non-cumulative dividends thereon.

6.2 In the case of redemption of Preferred Shares under the provisions of clause 6.1 hereof, the holders thereof shall surrender the certificate of certificates representing such Preferred Shares at the registered office of the Corporation accompanied by a notice in writing signed by such holder requiring the Corporation to redeem all or a specified number of the Preferred Shares represented thereby. As soon as practicable following the receipt of the said notice, but not more than 30 days thereafter, the Corporation shall pay or cause to be paid to the order of the registered holder of the Preferred Shares to be redeemed, the redemption price thereof, if a part only of the shares represented by any certificate be redeemed at any time in a fiscal year of the Corporation, a new certificate for the balance shall be issued on or before the end of the fiscal year, at the expense of the Corporation.

7.	Voting Rights

7.1 Except in the circumstances described in Article 9 below, the holders of the Preferred Shares shall not be entitled to receive notice of or to attend or to vote at any meeting of the shareholders of the Corporation.

7.2 The holders of the Common Shares shall be entitled to receive notice of and to attend and to vote at all meetings of the shareholders of the Corporation and each Common Share shall, when represented at any meeting of the shareholders of the Corporation, carry the right to one vote

8.	Priority

The Common Shares shall rank junior to the Preferred Shares.

9.	Alterations to Share Conditions

Except for any change in the Redemption Amount applicable to the Preferred Shares pursuant to paragraph 5.2, above, no change, deletion or alteration to the rights, privileges, restrictions or conditions attaching to any class of shares of the Corporation shall be effective unless, in respect of any such change, deletion or alteration, it is approved by not less than two-thirds of the votes cast by shareholders present to person or represented by proxy at each duly convened separate meeting of the holders of each class of shares of the Corporation.

FILED FEB 01 2004

SCHEDULE “B”

This is Schedule “B” referred to in the articles of amalgamation of SKlLLSOFT CANADA, LTD.

RESTRICTION ON TRANSFER

The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without the approval of either the board of directors, expressed by resolution, or the holders of a majority of the outstanding voting shares of the Corporation, expressed by resolution.

FILED FEB 01 2004

SCHEDULE “C”

This is Schedule “C” referred to in the foregoing articles of amalgamation of SKILLSOFT CANADA, LTD.

1.	Financial Assistance

Subject to subsection 43(2) of the Act and without any other restriction, the Corporation and any corporation with which it is affiliated may, in addition to any other powers it may have, give financial assistance, directly or indirectly, by any means including, without limiting the generality of the foregoing, by means of a loan or guarantee,

(a)	to any shareholder, director, officer or employee of the Corporation, or of any affiliated corporation, or,

(b)	to any associate of a shareholder, director, officer or employee of the corporation or of an affiliated corporation.

2.	Meetings of Shareholders

2.1 Meetings of shareholders may be held within New Brunswick, or outside New Brunswick at any place where the Corporation or any of its shareholders has a place of business or any place where any shareholder resides or at any of the capital cities of the States of the United States of America, or at any of the capital cans of the Provinces of Canada or at Dublin, Ireland.

2.2 Notice of the time and place of a meeting of shareholders shall be sent not less than 5 days nor more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director, and to the auditor, if any.

3.	Borrowing

3.1 The board of directors may, without authorization of the shareholders, from time to time in such amounts and on such terms as they deem expedient:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligation or any money borrowed or other debtor liability of the Corporation; or

(d)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

3.2 The board of directors may from time to time delegate to such 1 person or more of the directors and officers of the Corporation as may be designated by the board, all or any of the powers conferred on the board in clause 3.1 above, to such extent and in such manner as the board shall determine at the time of each such delegation.

4.	Pre-emptive Rights

Except as provided by bylaw or a unanimous shareholder agreement, shareholders have no pre-emptive right pursuant to section 27 of the Business Corporations Act or otherwise.

5.	Private Corporation Provision

5.1 The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

5.2 Any invitation to the public to subscribe for securities of the Corporation is prohibited.

FILED FEB 01 2004